FIRST AMENDMENT AND WAIVER
                                                     dated as of September 5,
                                                     2000 to the Credit
                                                     Agreement dated as of July
                                                     15, 1999 (the "Agreement")
                                                     by and among Global Payment
                                                     Technologies, Inc., a
                                                     Delaware corporation (the
                                                     "Company") and The Chase
                                                     Manhattan Bank, a New York
                                                     banking corporation (the
                                                     "Lender").

WHEREAS, the Company has requested the Lender to waive compliance with and to amend certain provisions of the Agreement to the extent set forth below;

WHEREAS, the Lender has agreed, subject to the terms and conditions of this FIRST AMENDMENT AND WAIVER, to waive compliance with and to amend certain provisions of the Agreement to the extent set forth below;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


1. Amendment to ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS. SECTION 1.01. Definitions.

     The pricing grid set forth in the definition of "Interest Rate Margin" contained in Section 1.01. of the Agreement is hereby amended by deleting it in its entirety and substituting therefor the following in place thereof:

-----------------------------------------------------------------------------
Total Unsubordinated            LIBOR Margin           ABR Margin
Liabilities to EBITDA           (360 day basis)        (360 day basis)
-----------------------------------------------------------------------------
Less than 1.25:1.00             1.25%                  0%
-----------------------------------------------------------------------------
Greater than or equal to        1.50%                  0%
1.25:1.00 but less than
1.50:1.00
-----------------------------------------------------------------------------
Greater than or equal to        1.75%                  0%
1.50:1.00 but less than
1.75:1.00
-----------------------------------------------------------------------------
Greater than or equal to        2.00%                  .25%
1.75:1.00 but less than or
equal to 2.00:1.00
-----------------------------------------------------------------------------
Greater than 2.00:1.00          2.50%                  .75%
-----------------------------------------------------------------------------

     The definition of "Interest Rate Margin" is hereby further amended by deleting the reference to "1.75:1.00" contained in the paragraph below the pricing grid in such definition and substituting therefor "2.00:1.00" in place thereof.

     The pricing grid set forth in the definition of "Unused Fee Rate" contained in Section 1.01. of the Agreement is hereby amended by deleting it in its entirety and substituting therefor the following in place thereof:

--------------------------------------------------------------------------------------------------------
Total Unsubordinated Liabilities to                Unused Fee Rate
-----------------------------------                ---------------
EBITDA                                             (360 day basis)
------                                             ---------------
--------------------------------------------------------------------------------------------------------
Less than 1.50:1.00                                .250%
--------------------------------------------------------------------------------------------------------
Greater than or equal to 1.50:1.00 but less than   .375%
1.75:1.00
--------------------------------------------------------------------------------------------------------
Greater than or equal to 1.75:1.00 but less than   .500%
or equal to 2.00:1.00
--------------------------------------------------------------------------------------------------------
Greater than 2.00:1.00                             .625%
--------------------------------------------------------------------------------------------------------


     The definition of "Unused Fee Rate" is hereby further amended by deleting the reference to "1.75:1.00" contained in the paragraph below the pricing grid in such definition and substituting therefor "2.00:1.00" in place thereof.

     Section 1.01. of the Agreement shall be further amended by the insertion of the following new definitions in their proper alphabetical order:

     " "First Amendment and Waiver" shall mean the First Amendment and Waiver dated as of September 5, 2000 to the Agreement.

     "First Amendment Effective Date" shall have the meaning set forth in the First Amendment and Waiver dated as of September 5, 2000.

     "Net Loss" shall mean a net loss of the Company determined in accordance with Generally Accepted Accounting Principles but excluding from the calculation thereof (a) all extraordinary or unusual gains and (b) equity in positive income of unconsolidated Affiliates.

     "March Statement Receipt Date" shall mean the date which is five (5) Business Days following the receipt by the Lender of the unaudited financial statements of the Company and its consolidated Subsidiaries for the interim six (6) months ending March 31, 2001, as required pursuant to
     Section 6.03 (b) hereof.

     "Revolving Credit Loan Cap" shall mean (1) $3,500,000 at all times from (a) the First Amendment Effective Date to (b) the March Statement Receipt Date;
     (2) provided there exists no Default or Event of Default as of the interim six (6) months ending March 31, 2001 or the March Statement Receipt Date, the Revolving Credit Loan Cap shall be $4,000,000 at all times from (a) the March Statement Receipt to (b) the September Statement Receipt Date and (3) provided there exists no Default or Event of Default hereunder as of the fiscal year ending September 30, 2001 or the September Statement Receipt Date, the Revolving Credit Loan Cap shall equal the Revolving Credit Commitment at all times from the September Statement Receipt Date and thereafter. In the event there exists a Default or Event of Default as of March 31, 2001 or the March Statement Receipt Date, the Revolving Credit Loan Cap shall not increase to $4,000,000 as contemplated by (2) above. In the event there exists a Default or Event of Default as of September 30, 2001 or the September Statement Receipt Date, the Revolving Credit Loan Cap shall not increase to the Revolving Credit Commitment as contemplated by (3) above.

     "September Statement Receipt Date" shall mean the date which is five (5) Business Days following the receipt by the Lender of the audited fiscal year financial statements of the Company and its consolidated Subsidiaries for the fiscal year ending September 30, 2001, as required pursuant to
     Section 6.03 (a) hereof."

2. Waiver of ARTICLE VI AFFIRMATIVE COVENANTS. SECTION 6.03. Financial Statements, Reports, etc.

     Compliance with Section 6.03. (a) (ii) of the Agreement is hereby waived for the fiscal year ended September 30, 1999 to permit (a) the late receipt of the unaudited consolidating financial statements of the Company and its consolidated Subsidiaries for the fiscal year ended September 30, 1999, which statements were required to be delivered to the Lender no later than December 31, 1999 but were received by the Lender on February 17, 2000 and
     (b) such consolidating financial statements to not be in comparative form as required by Section 6.03. (a) (ii).

     Compliance with Section 6.03. (b) (ii) is hereby waived for the interim three (3) months ended December 31, 1999, the interim six (6) months ended March 31, 2000 and the interim nine (9) months ended June 30, 2000 to permit the consolidating financial statements of the Company and its consolidated Subsidiaries for such interim periods to not be in comparative form as required by Section 6.03. (b) (ii).

     Compliance with Section 6.03. (c) of the Agreement is hereby waived for the fiscal year ended September 30, 1999 to permit the late receipt by the Lender of the certificate of non-default of the Chief Financial Officer with respect to such fiscal year, which certificate was required to be delivered to the Lender no later than December 31, 1999 but was received by the Lender on February 17, 2000.

     Compliance with Section 6.03. (d) of the Agreement is hereby waived for the fiscal year ended September 30, 1999 to permit the late receipt by the Lender of the certificate of non-default of the Auditor with respect to such fiscal year, which certificate was required to be delivered to the Lender no later than December 31, 1999 but was received by the Lender on February 17, 2000.

3. Amendment to ARTICLE VI AFFIRMATIVE COVENANTS. SECTION 6.03. Financial Statements, Reports, etc.

     Section 6.03. of the Agreement is hereby amended by (1) deleting the word "and" at the end of subsection (g) thereof, (2) redesignating subsection
     (h) therein as subsection "(i)" and (3) inserting a new subsection "(h)" immediately succeeding subsection (g) therein as follows:

     "(h) as soon as available but in any event not later than the fifteenth
     (15th) day of each calendar month during the period commencing with the First Amendment Effective Date and ending September 30, 2001, a report prepared and certified by the Chief Financial Officer, in the form attached as Exhibit A to the First Amendment and Waiver."

     Section 6.03. (a) (ii) and (b) (ii) of the Agreement are each hereby amended by deleting the word "comparative" from each such section.

4.   Amendment to ARTICLE VI AFFIRMATIVE COVENANTS.

     Article VI of the Agreement is hereby amended by adding a new section 6.16. to the end thereof as follows:

     "SECTION 6.16. Grant of Collateral. In the event that (a) after giving effect to a requested Revolving Credit Loan on or after the First Amendment Effective Date (a "Requested Loan") the aggregate Revolving Credit Loans then outstanding under the Revolving Credit Commitment would exceed the Revolving Credit Loan Cap or (b) the Company incurs a Net Loss in excess of $500,000 (x) for the fiscal quarter ending September 30, 2000 (calculated with respect to such fiscal quarter only), (y) for the fiscal quarter ending December 31, 2000 (calculated with respect to such fiscal quarter alone and with respect to the two fiscal quarters ending December 31, 2000) or (z) for the fiscal quarter ending March 31, 2001 (calculated with respect to such fiscal quarter alone and with respect to the three fiscal quarters ending March 31, 2001), then (1) the Company and each Guarantor shall grant to the Lender a first priority perfected security interest in all present and future accounts receivable of each such entity and in connection therewith, shall promptly execute and deliver to the Lender security agreements, UCC-1 financing statements, a legal opinion in form and substance satisfactory to the Lender as to the due execution, delivery and enforceability of such documents and such other matters as the Lender may reasonably request, and all such other documentation as shall be reasonably required by the Lender (all of the foregoing documentation to be in form and substance satisfactory to the Lender in all respects) in order to enable the Lender to obtain and perfect a first priority security interest in such collateral, with all expenses relating thereto (including, without limitation, the reasonable fees and expenses of counsel to the Lender in connection with the preparation of such documentation and UCC search and filing fees) to be paid by the Company and the Guarantor and (2) the Company and the Lender shall execute an amendment, in form and substance satisfactory to the Lender, to the Agreement pursuant to which the aggregate outstanding amount of all Revolving Credit Loans and the Term Loan shall thereafter be required to be equal to or less than a borrowing base to be determined with respect to accounts receivable of the Company, such borrowing base formula and all aspects of such borrowing base arrangement including, but not limited to, the advance rate to be applied to eligible accounts receivable, the definition of eligible accounts receivable, reporting requirements and the requirement for periodic field audits to be performed by the Lender at the expense of the Company, shall be satisfactory to the Lender in its sole discretion. The Company shall promptly notify the Lender of the incurrence of a Net Loss in excess of $500,000 during the periods set forth in subsection (b) of the first sentence of this Section 6.16. Notwithstanding anything to the contrary herein, the Lender shall have no obligation to fund a Requested Loan until satisfaction by the Company of its obligations pursuant to this Section 6.16."

5. Amendment to ARTICLE VII NEGATIVE COVENANTS SECTION 7.13. Financial Covenants. (a) Tangible Net Worth.

     Section 7.13. (a) of the Agreement is hereby amended by deleting the text of such section in its entirety and substituting therefor the following in place thereof:

     "(a) Tangible Net Worth. Permit at any time Tangible Net Worth to be less than the amount set forth below opposite the applicable period:

-------------------------------------------------------------------------------------------------------------
Period                                                  Amount
------                                                  ------
-------------------------------------------------------------------------------------------------------------
July 1, 2000 - September 30, 2000                       $14,700,000
-------------------------------------------------------------------------------------------------------------
October 1, 2000 - September 29, 2001                    $14,500,000
-------------------------------------------------------------------------------------------------------------
September 30, 2001 - September 29, 2002                 $15,000,000
-------------------------------------------------------------------------------------------------------------
September 30, 2002 - September 30, 2003                 Actual Tangible Net Worth at September 30, 2001
                                                        plus 25% of Net Income (but not less than zero) for
                                                        the fiscal year ended 2002
-------------------------------------------------------------------------------------------------------------
September 30, 2003 through the Term Loan Maturity Date  Actual Tangible Net Worth at September 30, 2002
                                                        plus 25% of Net Income (but not less than zero)
                                                        for the fiscal year ended 2003.
-------------------------------------------------------------------------------------------------------------


6.   Waiver of ARTICLE VII NEGATIVE COVENANTS SECTION 7.13. Financial Covenants.
     (b) Interest Coverage Ratio.

     Compliance with Section 7.13. (b) of the Agreement is hereby waived for the interim nine (9) months ended June 30, 2000 to permit the Interest Coverage Ratio to be less than 1.85 to 1.00 as of such interim period end provided, however, the Interest Coverage Ratio was not less than (3.3) to 1.00 as of such interim period end.

7. Amendment to ARTICLE VII NEGATIVE COVENANTS SECTION 7.13. Financial Covenants. (b) Interest Coverage Ratio.

     Section 7.13. (b) of the Agreement is hereby amended by inserting the following phrase immediately preceding the period at the end of such section as follows:

     "commencing December 31, 2001".

8.   Waiver of ARTICLE VII NEGATIVE COVENANTS SECTION 7.13. Financial Covenants.
     (c) Total Unsubordinated Liabilities to EBITDA.

     Compliance with Section 7.13. (c) of the Agreement is hereby waived for the interim nine (9) months ended June 30, 2000 to permit the ratio of Total Unsubordinated Liabilities to EBITDA to be greater than 2.25 to 1.00 as of such interim period end provided, however, such ratio was not greater than (10.88) to 1.00 as of such interim period end.

9. Amendment to ARTICLE VII NEGATIVE COVENANTS SECTION 7.13. Financial Covenants. (c) Total Unsubordinated Liabilities to EBITDA.

     Section 7.13. (c) of the Agreement is hereby amended by inserting the following phrase immediately preceding the period at the end of such section as follows:

     "commencing December 31, 2001".

10.  Amendment to ARTICLE VII NEGATIVE COVENANTS SECTION 7.13. Financial
     Covenants.

     Section 7.13. of the Agreement is hereby amended by inserting the following new subsections "(d)" and "(e)" to the end thereof as follows:

     "(d) EBIT. Permit EBIT to be less than the following levels for the corresponding periods:

--------------------------------------------------------------------------------
Period                                             Level
------                                             -----
--------------------------------------------------------------------------------
Fiscal quarter ending September 30, 2000           ($675,000)
--------------------------------------------------------------------------------
Fiscal quarter ending December 31, 2000            ($80,000)
--------------------------------------------------------------------------------
Two fiscal quarters ending March 31, 2001          $75,000
--------------------------------------------------------------------------------
Three fiscal quarters ending June 30, 2001         $310,000
--------------------------------------------------------------------------------
Four fiscal quarters ending September 30, 2001     $840,000
--------------------------------------------------------------------------------


     (e) Total Unsubordinated Liabilities to Tangible Net Worth. Permit at any time from July 1, 2000 through December 31, 2001, the ratio of Total Unsubordinated Liabilities to Tangible Net Worth to be greater than 0.75 to 1.00."

11.  Amendment to SCHEDULE VI Existing Direct Affiliate Investments.

     Schedule VI to the Agreement is hereby amended by deleting the text thereof in its entirety and substituting therefor the following in place thereof:

-------------------------------------------------------------------------------------------------------------
Existing Direct Affiliate                               Aggregate Permitted Loans, Guarantee Obligations
                                                        and Capital Contributions
-------------------------------------------------------------------------------------------------------------
Global Payment Technologies Holdings (Proprietary)      $650,000
Limited
-------------------------------------------------------------------------------------------------------------
Global Payment Technologies Australia Pty.              $150,000
Ltd.
-------------------------------------------------------------------------------------------------------------
CBV China Venture Limited                               $300,000*
-------------------------------------------------------------------------------------------------------------
Global Payment Technologies (Europe)                    $750,000
Limited
-------------------------------------------------------------------------------------------------------------
Abacus Financial Management Systems Ltd.                $500,000
-------------------------------------------------------------------------------------------------------------
Abacus Financial Management Systems Ltd.                $500,000
USA
-------------------------------------------------------------------------------------------------------------
Hangzhou CBV Plastics Corp., Ltd.                       $300,000**
-------------------------------------------------------------------------------------------------------------


     * Reduced by an amount equal to the aggregate outstanding permitted loans, guarantee obligations and capital contributions to Hangzhou CBV Plastics Corp., Ltd.

     ** Reduced by an amount equal to the aggregate outstanding permitted loans, guarantee obligations and capital contributions to CBV China Venture Limited.

This FIRST AMENDMENT AND WAIVER shall be construed and enforced in accordance with the laws of the State of New York without reference to principles of conflicts of law.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Agreement.

Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with the original terms thereof and is ratified and confirmed.

The agreements herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of the Agreement or any Default or Event of Default which may occur or may have occurred under the Agreement.

The Company hereby represents and warrants that, after giving effect to this FIRST AMENDMENT AND WAIVER, (1) no Default or Event of Default exists under the Agreement or any other related document and (2) the representations and warranties contained in Article IV. of the Agreement are true and correct as of the date hereof as if made on the date hereof (unless limited to an earlier date, in which event they shall be true as of such earlier date) after giving effect to this FIRST AMENDMENT AND WAIVER.

Please be advised that should there be a need for further amendments or waivers with respect to these covenants or any other covenants, those requests shall be evaluated by the Lender when formally requested, in writing, by the Company.

This FIRST AMENDMENT AND WAIVER may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one FIRST AMENDMENT AND WAIVER. This FIRST AMENDMENT AND WAIVER shall become effective (the "First Amendment Effective Date") when (a) duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Lender and (b) the Lender has received payment from the Company of an amendment fee in the amount of $5,000.

IN WITNESS WHEREOF, the Company and the Lender have caused this FIRST AMENDMENT AND WAIVER to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                            GLOBAL PAYMENT TECHNOLOGIES, INC.

                                            By:
                                                --------------------------
                                            Name:
                                            Title:

                                            THE CHASE MANHATTAN BANK

                                            By:
                                               ---------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

FORM OF MONTHLY SALES, HEADCOUNT AND INVENTORY REPORT - As of [10th day of each calendar month] (prepared on a consolidated basis including Global Payment
             Technologies, Inc. and its consolidated Subsidiaries)

Summary of GPT Monthly Sales Forecast


-------------------------------------------------------------------------------------------------------------
                          (A)                (B)                (C)               (D)              (E)

   As of Date             Act            Booked & or        Booked & or           Addl            Total
                     Q[1][2][3][4]         Shipped            Shipped           Forecast      Q[1][2][3][4]
                         sales          Q[1][2][3][4]      Q[1][2][3][4]     Q[1][2][3][4]       (sum of
                     (designate for    (designate for     (designate for     (designate for   columns C and
                      each quarter       immediately       then current       then current          D)
                    completed other       preceding        quarter only)     quarter only)
                      than quarter      quarter only)
                       covered in
                       column B)
-------------------------------------------------------------------------------------------------------------
 (the 10th day of
   each month)
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------




------------------------------------------------------
                          (F)              (G)

   As of Date          Forecast       Booked Outside
                         Total       Of Q[1][2][3][4]
                          FY          (bookings for
                        (sum of       quarters after
                     columns A, B      then current
                        and E)           quarter)



------------------------------------------------------
 (the 10th day of
   each month)
------------------------------------------------------

------------------------------------------------------

Head Count
----------

------------------- ----------------- ----------------

    As of Date           Actual           Budget
------------------- ----------------- ----------------
   (last day of
immediately prior
      month)
------------------- ----------------- ----------------

------------------- ----------------- ----------------

Inventory - Projected at Quarter End (excludes product development costs)


------------------- ----------------- ---------------- ------------------- ------------------- -------------------

    As of Date                              Mar               June                Sep                 Dec
------------------- ----------------- ---------------- ------------------- ------------------- -------------------
(10th day of each
      month)
------------------- ----------------- ---------------- ------------------- ------------------- -------------------

                                     CONSENT

The undersigned, not a party to the Agreement but a "Guarantor" under a Limited Corporate Guaranty executed by the undersigned in favor of the Lender, hereby accepts and agrees to the terms of the FIRST AMENDMENT AND WAIVER contained herein and further acknowledges that its Limited Corporate Guaranty is in full force and effect and is ratified and confirmed.


                                                ABACUS FINANCIAL MANAGEMENT
                                                SYSTEMS LTD. USA


                                                By:
                                                   -----------------------------
                                                Name:
                                                Title: